EXHIBIT 99.1

Media Contact: Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Investor Contact: Frank Lamberti VP, Investor Relations and Financial Planning (310) 410-9600 ext. 32280
HERBALIFE LTD. COMPLETES BANK REFINANCING
Company Announces Notice to Redeem its 9 1/2% Notes due 2011
LOS ANGELES, July 21, 2006 — Herbalife Ltd. (NYSE: HLF), formerly known as WH Holdings (Cayman Islands) Ltd., and its indirect subsidiary Herbalife International, Inc. (together, “Herbalife” or the “Company”) announced today the completion of its previously announced refinancing of its existing $225.0 million senior secured credit facility. The new $300.0 million senior secured credit facility consists of a $200.0 million, seven-year term loan and a $100.0 million, six-year revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith Inc., J.P. Morgan Securities Inc. and Morgan Stanley served as joint lead arrangers and joint book-runners on the transaction.
At closing, the Company used approximately $65.0 million of available cash and $15.0 million of borrowings under the new revolver to repay the outstanding borrowings under its existing senior credit facility and fund closing costs.
The Company also announced today it has advised the Trustee of its 9 1/2% Notes due 2011 (the “Notes”), of the Company’s election to redeem the outstanding $165.0 million aggregate principal amount of Notes at the mandatory redemption price of approximately $109.80 per $100.00 aggregate principal amount of Notes. The Company intends to use the proceeds from the new $200.0 million term loan to fund the redemption and pay accrued interest. The anticipated redemption date is August 23, 2006.
“We continue to proactively de-leverage the company reflecting the strong cash flow generation of our business coupled with the creation of a more flexible and efficient capital structure,” said Rich Goudis, the company’s chief financial officer. “The result has been a reduction of debt, a lower effective interest rate and improved coverage ratios which led to the recent corporate family credit rating upgrades from both Moody’s and S&P to Ba1 and BB+, respectively. The benefits from this recapitalization will allow us to invest further in the needs of our distributors, our business and our shareholders,” Goudis continued.
Upon redemption of the Notes, the Company expects to incur an after-tax one-time charge of approximately $14.0 million, representing the call premium and the write-off of unamortized deferred financing costs.

About Herbalife Ltd.
Herbalife is a global network marketing company that sells weight-management, nutritional supplements and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 62 countries through a network of more than one million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information. (HLFE)
Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.
Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this press release. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:
•	our relationships with, and our ability to influence the actions of, our distributors;

•	adverse publicity associated with our products or network marketing organization;

•	uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	risk of improper action by Chinese employees or international distributors in violation of Chinese law;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program;

•	risks associated with operating internationally, including foreign exchange risks;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance on our management team;

•	product liability claims;

•	uncertainties relating to the application of transfer pricing, duties and similar tax regulations;

•	taxation relating to our distributors; and

•	product liability claims.